EXHIBIT 1




                                  CONFIDENTIAL

                                SUPPORT AGREEMENT

                            (CONFORMED TO INCORPORATE

                        AMENDMENTS THROUGH APRIL 9, 2002)




                                                   FASKEN MARTINEAU DuMOULIN LLP
                                                   Barristers and Solicitors
                                                   Suite 2100
                                                   1075 West Georgia Street
                                                   Vancouver, British Columbia
                                                   Canada  V6E 3G2
                                                   R. Stuart Angus
                                                   (604) 631-4820

THIS SUPPORT AGREEMENT entered into as of the 8th day of October, 2001

BETWEEN:

          ASIA PACIFIC RESOURCES LTD., a corporation existing under the laws of the Province of British Columbia

          (the  "COMPANY")

          -  and  -

          OLYMPUS CAPITAL HOLDINGS ASIA I, L.P., a limited partnership formed under the laws of the Cayman Islands

          ("OLYMPUS")

RECITALS

WHEREAS:

A. The Company has outstanding US $24,460,000 in 10% Secured Convertible Debentures, Series 1, due on October 13, 2001 (the "CONVERTIBLE DEBENTURES") issued pursuant to a trust indenture between the Company and Pacific Corporate Trust Company (the "TRUSTEE") dated as of July 24, 1998 and amended pursuant to a first supplemental indenture dated August 6, 1998, a second supplemental indenture dated May 14, 1999 and a third supplemental indenture made as of July 17, 2000 (collectively, the "INDENTURE"), and Olympus holds US $17,560,000 of the Convertible Debentures;

B. The board of directors of the Company (the "BOARD") has determined that it would be in the best interests of the Company to provide for the conversion (the "CONVERSION") of the Convertible Debentures into common shares ("SHARES") of the Company on the terms and subject to the conditions set out below as it pursues other financing and strategic partnership alternatives for the Company; and

C. Olympus has agreed to support the Conversion on the terms and subject to the conditions set forth herein.

NOW THEREFORE IN CONSIDERATION of the mutual covenants hereinafter set out, the parties hereto hereby agree as follows:


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                                      -3-


                                    ARTICLE 1
                                 THE CONVERSION

1.1  THE  CONVERSION.
     ---------------

     (a) Subject to the terms and conditions of this Agreement, Olympus agrees to vote in favour of the approval of an amendment to the Indenture providing for the conversion of all principal, accrued interest to the date of conversion and premium in respect of the Convertible Debentures provided for in the Indenture into Shares of the Company at an adjusted conversion price of C$0.20 per Share in a meeting (the "MEETING") of all the holders of the Convertible Debentures (collectively, the "DEBENTUREHOLDERS") duly called and constituted or, at the request of the Company, to sign a written instrument which shall constitute an extraordinary resolution without the necessity of holding the Meeting, in either case pursuant to the terms of the Indenture.

     (b) Provided that the conditions set out in Sections 1.2 and 1.3 have been fulfilled or waved by Olympus or the Company, as the case may be, the Conversion pursuant to the extraordinary resolution referred to paragraph (a) above shall occur on April 1, 2002.

     (c) Other than the adjustment in the conversion price, the Conversion shall be made pursuant to the Indenture, and, except as otherwise expressly provided in this Agreement, all provisions of the Indenture shall continue in full force and effect, unamended.

1.2     CONDITIONS  FOR  THE  BENEFIT  OF  OLYMPUS.  The  obligation  of Olympus
        ------------------------------------------
described in Section 1.1 hereof shall be subject to the fulfilment, or the waiver by Olympus, of the following conditions, each of which is for the exclusive benefit of Olympus and may be waived by Olympus at any time, in whole or in part, in its sole discretion without prejudice to any other rights that it may have:

     (a) the Company shall have completed on or before April 1, 2002, a rights issue to raise up to CDN$30,000,000 in additional capital for the Company to meet its medium term development obligations (the

          "RIGHTS ISSUE") but which, subject to the subscription commitments in
          Section 3.4 and the Darch Support Agreement and the Crew Support Agreement (as defined below), shall not be conditional upon any minimum amount being raised. The rights issue shall consist of rights to subscribe for units (the "UNITS"), with each Unit comprising two and one-half (2.5) Shares and one Warrant (a "WARRANT") to purchase on or before April 1, 2003 two and one-half (2.5) Shares;

     (b) each of John Darch ("DARCH") and Crew Development Corporation ("CREW") shall have entered into amending agreements in respect of their respective Support Agreements dated October 8, 2001 with Olympus and the Company in the form of the amending agreements set forth in Schedule "F" and "G", respectively, hereto (as amended by the amending agreements, the "DARCH SUPPORT AGREEMENT" and the "CREW SUPPORT AGREEMENT", respectively);

     (c)  (deleted);

     (d) the Board shall initially comprise five members, and all necessary steps shall have been taken to cause:

          (i) from and after the Conversion until the next ensuing annual shareholders' meeting, the Board to include three nominees of Olympus and two nominees of management of the Company (which shall include the nominee of Crew put forward pursuant to paragraph 1 of Schedule "C" as amended by Schedule G); and

          (ii) all committees of the Board to include at least one director nominated by Olympus;

     (e) the Debentureholders other than Olympus shall have entered into a voting agreement with Olympus substantially in the form of Schedule "D" hereto whereby the former covenant that they will vote, and will cause all Shares held by or for them or their subsidiaries or over which they otherwise exercise direction or control, including any Shares acquired upon exercise of Warrants, to be voted, as directed by Olympus in respect of:

          (i) the slate of directors put forward by Olympus for election at shareholders' meetings from time to time, a majority of which slate shall be Olympus' nominees;

          (ii) any proposed amendments to the memorandum or articles of the Company (or equivalent constitutional documents);

         (iii) the approval of any stock option or other executive compensation plan for the Company;

          (iv) the election of the auditors for the Company; and

          (v) any other fundamental changes in the Company requiring shareholders' approval, including without limitation amalgamation, continuance, arrangement, liquidation, dissolution or sale of all or substantially all of the Company's assets, and which voting agreement shall also contain an undertaking by the Debentureholders directed to Olympus and the Company assenting to restrictions on transfers of Shares substantially equivalent to those set forth in Section 3.1(b) hereof.

     (f) on or before January 15, 2002, the Company shall have received the conditional approval of The Toronto Stock Exchange (the "TSE") for the Conversion, the Rights Issue (to the extent that it may be deemed to be a private placement) and, if necessary, the Interim Funding (as defined in Section 4.4) in form and substance satisfactory to Olympus and shall have satisfied all conditions imposed by the TSE for the completion of the Conversion, the Rights Issue (to the extent that it may be deemed to be a private placement) and the Interim Funding, including but not limited to securing shareholder approval therefor;

     (g) the Company shall have received all necessary regulatory and government approvals for the completion of the Conversion;

     (h) no litigation, investigation or proceeding of or before any governmental authority, arbitrator, court or administrative agency shall be pending or, to the best knowledge of the Company, threatened seeking to enjoin or restrain or otherwise materially affect the ability of the parties to consummate the transactions contemplated herein, including the Conversion;

     (i) the shareholders of the Company shall have approved, conditional upon the Conversion taking place, to continue the Company into New Brunswick or such other Canadian jurisdiction as Olympus may reasonably approve;

     (j) receipt of an undertaking from the Company in form and substance satisfactory to Olympus that, so long as:

          (i) the Debentureholders hold or exercise control or direction over no less than 25% of the outstanding Shares of the Company; and

          (ii) the voting agreement contemplated by Section 1.2(e) remains in force,

          the Company will cause management of the Company to put forward for election as directors at each shareholders' meeting following the Conversion, and solicit and vote proxies for, those qualified nominees for election to the Board put forward by Olympus and other parties from time to time as contemplated in Section 1.2(e)(i);

1.3   CONDITIONS  FOR  THE  BENEFIT  OF  THE  COMPANY.  The  obligation  of  the
      -----------------------------------------------
Company to complete the Conversion shall be subject to the fulfilment, or the waiver by the Company, of the following conditions, each of which is for the exclusive benefit of the Company and may be waived by the Company at any time, in whole or in part, in its sole discretion without prejudice to any other rights that it may have:

     (a) prior to January 15, 2002, the Conversion shall have been conditionally approved by extraordinary resolution of the Debentureholders pursuant to the Indenture;

     (b) on or before January 15, 2002, the Company shall have received the conditional approval of The Toronto Stock Exchange (the "TSE") for the Conversion, the Rights Issue (to the extent that it may be deemed to be a private placement) and, if necessary, the Interim Funding and shall have satisfied all conditions imposed by the TSE for the completion of the Conversion, the Rights Issue (to the extent that it may be deemed to be a private placement) and the Interim Funding including but not limited to securing shareholder approval therefor;

     (c) the Company shall have received all necessary regulatory and government approvals for the completion of the Conversion;

     (d) to the best knowledge of the Company, no litigation, investigation or proceeding of or before any governmental authority, arbitrator, court or administrative agency shall be pending seeking to enjoin or restrain or otherwise materially affect the ability of the parties to consummate the transactions contemplated herein, including the Conversion; and

     (e)  (deleted).

1.4  (deleted)

                                    ARTICLE 2
                            COVENANTS OF THE COMPANY

2.1  TRADES.  The  Company  agrees  that, for  the period this Agreement remains
     ------
in force, it shall make commercially reasonable efforts to cause the members of the Board to, and to cause the members of the Board to cause their respective associates and affiliates or any persons acting jointly or in concert with them to, refrain from trading in the Shares, other than through participation in the Rights Issue, pursuant to Sections 4.3 and 4.4 or with the prior written approval of Olympus which shall not be unreasonably withheld or delayed.

2.2  FEES  AND  EXPENSES.  Upon  request  by  Olympus  and  presentation  of
     --------------------
supporting documentation therefor, the Company shall promptly reimburse Olympus for all reasonable expenses incurred by it in connection with the preparation, negotiation and execution of this Agreement and of the Conversion to a maximum of US$300,000, including without limitation, fees and disbursements of legal and accounting advisors, fees and expenses of the consultants retained in accordance with Section 2.7 and out-of-pocket expenses, including search fees, incurred in participating in any executive searches referred to in Section 2.3(a) hereof. This Section 2.2 shall survive the termination of this Agreement pursuant to
Article  5.

2.3  POST-CONVERSION  COVENANTS.  If  the  Conversion  is completed, the Company
     --------------------------
agrees:

     (a) that it will be a priority of the new Board to strengthen the management team through the addition of new senior managers and the creation of a management stock option plan consisting of up to 10% of the fully diluted outstanding shares of the Company, subject to stock exchange requirements;

     (b) to make commercially reasonable efforts to cause the members of the Board to give not less than five days' prior written notice to the Company of any proposed acquisition or disposition by them, their associates and affiliates or any persons acting jointly or in concert with them, of Shares; and

     (c) that, upon Olympus' request, the Board shall be increased to seven members, in which event the provisions of Sections 1.2(d) and of the undertaking referred to in Section 1.2(j) shall continue to apply provided that Olympus shall be entitled to nominate four qualified individuals and management of the Company shall be entitled to nominate three qualified individuals for election or appointment to seats on the Board, including, if applicable, one nominee of Crew.

2.4  STRATEGIC  ALTERNATIVES.  As  soon  as  practicable  after the date of this
     -----------------------
Agreement, the Company will commence to explore all strategic alternatives open to the Company to promote development of the Company's potash projects or to otherwise maximize shareholder value, including without limitation the initiation, solicitation, promotion and encouragement (including by way of furnishing information or entering into any agreement, arrangement or understanding) of the initiation, directly or indirectly, of enquiries or the submission of proposals or offers from any person with respect to any one or more of the following (each, a "TRANSACTION"): a merger, amalgamation, statutory arrangement, takeover bid, sale or joint venture of the Somboon or Udon potashproperties in northern Thailand, sale of other substantial assets, issuance of shares or similar transaction involving the Company. The Company has the sole and exclusive responsibility for the initiation, pursuit and conduct of any Transaction. Olympus agrees to advise the Company of any approaches or solicitations it may receive relating to a Transaction, and the Company agrees to advise Olympus of any progress it makes in implementing a Transaction. A Transaction shall constitute an "ALTERNATIVE TRANSACTION" for the purposes of this Agreement if:

     (a) the Company shall have provided to Olympus on a timely basis such details of the proposed terms of such Transaction as Olympus may have reasonably requested and which Olympus shall have agreed to keep and cause to be kept strictly confidential, except that Olympus may disclose such details to the other Debentureholders if:

          (i) Olympus has obtained the Company's prior written consent to such disclosure, such consent not to be unreasonably withheld or delayed; and

          (ii) the Debentureholders have furnished an undertaking of confidentiality in respect of the same;

     (b) the Transaction shall comprise a bona fide offer evidenced by binding documentation subject only to commercially reasonable closing conditions;

     (c) the Transaction shall be entered into prior to the Conversion and either:

          (i) provide for the payment in full, pursuant to the Indenture, of all principal, interest and premium due to the Debentureholders on the date of Maturity;

          (ii) provide for the payment in full of all principal, interest and premium due to the Debentureholders on such date following the date of Maturity (as then defined in the Indenture) as may be approved by Olympus; or

         (iii) be subject to the prior approval of Olympus on behalf of the Debentureholders.

2.5  CONSIDERATION  OF  ALTERNATIVE  TRANSACTION.  The parties agree to consider
     -------------------------------------------
any Alternative Transactions which may arise prior to the Conversion and to negotiate in good faith any amendments to the terms of the transaction contemplated herein which may be proposed as a result of such Alternative Transaction, provided that Olympus' agreement to any such proposed amendments shall be in its sole discretion.

2.6  TIMETABLE  FOR  INITIATIVES.  As  soon  as  practicable  after  the date of
     ---------------------------
this Agreement, the Company shall provide to Olympus in writing a timetable for undertaking the Rights Issue together with details of the steps it has and will be taking to seek to implement the Rights Issue, which timetable shall be subject to

Olympus' approval, acting reasonably. The Company shall use all commercially reasonable efforts to implement the Rights Issue in accordance with such approved timetable.

2.7  CONSULTING  ARRANGEMENTS.  Contemporaneous  with the execution and delivery
     ------------------------
of this Agreement the Company shall have executed and delivered a consulting agreement between the Company and Olympus substantially in the form of Schedule "E" hereto and at all times prior to the Conversion shall have complied with the provisions of such agreement.

2.8  APPROVAL  OF  MATERIAL MATTERS.  Prior to the Conversion and for so long as
     ------------------------------
this Agreement is in effect and so long as such action is not taken pursuant to an Alternative Transaction, the Company shall not, and shall cause its subsidiaries to not, without the prior approval of Olympus:

          (i) make any expenditures or incur any liabilities, in either case having a value in excess of C$25,000 or the equivalent thereof in any other currency;

          (ii) dispose in one or more transaction of any assets having a value, either alone or collectively, in excess of C$100,000 or the equivalent thereof in any other currency;

         (iii) grant any form of security over any of their respective assets;

          (iv) enter into, amend the terms of or terminate any material agreement or license;

          (v)  appoint or remove any senior management personnel;

          (vi) enter into any transactions with any persons not at arm's-length or which are not in the ordinary course of business on normal commercial terms;

         (vii) amend any provisions of their constitutional documents; or

        (viii) issue or agree to issue any equity or debt securities or rights, options or warrants to acquire any such securities other than pursuant to the Rights Issue or Sections 4.3 or 4.4 or outstanding warrants or incentive stock options of the Company on their current terms.

2.9  DISSENTS TO CONTINUANCE.  If the Company receives any dissent to the
     -----------------------
continuance resolution referred to in Section 1.2(i), it shall not act on the resolution without the prior written consent of Olympus.

2.10  PRICING OF RIGHTS ISSUE.  The Company will not price the Rights Issue
      -----------------------
at a price of less than CDN$0.50 per Unit nor will the Warrants be outstanding for a period ending later than April 1, 2003, nor at an exercise price lower than CDN$0.40 per Share without, in the case of any of the foregoing, Olympus' prior written consent.

                                    ARTICLE 3
                              COVENANTS OF OLYMPUS

3.1  DISPOSITION  OF CONVERTIBLE DEBENTURES AND SHARES.  Olympus agrees that:
     -------------------------------------------------

     (a) for the period that this Agreement remains in force, except pursuant to any offer or proposal made to shareholders of the Company generally or an Alternative Transaction or to another entity under common control with Olympus, it shall not sell any of its Convertible Debentures or Shares held at the date hereof without the prior approval of the Board of the Company;

     (b) following the completion of the Conversion, except pursuant to any offer or proposal made to shareholders of the Company generally, it shall not:

          (i) for a period of two months, sell any Shares it receives upon the Conversion;

          (ii) for a period of 18 months, in any six month period, sell any more than one-third of the Shares it receives upon the Conversion; and

         (iii) for a period of 18 months, sell Shares comprising 10% or more of the outstanding Shares to any purchaser or group of purchasers acting jointly or in concert, unless the trade is effected through a stock exchange and does not constitute a pre-arranged trade to any of the foregoing.

3.2  ENFORCEMENT.  Olympus  agrees  that, so  long  as this Agreement remains in
     -----------
force, it will take no steps, and will ensure that the Trustee takes no steps, to obtain or enforce payment of any principal, premium or interest on the Convertible Debentures or any other money owing pursuant to the Indenture.

3.3  APPOINTMENT  TO  THE BOARD.  Olympus  agrees  to  use reasonable efforts to
     --------------------------
locate a suitable independent candidate as one of its nominees to the Board provided however that such candidate shall be deemed to be independent for
--------
purposes of this Section 3.3 notwithstanding that, as a condition of his or her serving on the Board, he or she receives the payment of an additional stipend, the provision of additional insurance or indemnity or other compensation from Olympus or its affiliates.

3.4  STANDBY  COMMITMENT.  Olympus  shall  provide  a  standby commitment to the
     -------------------
Company to subscribe for up to CDN$5,000,000 of Units not otherwise taken up pursuant to the Rights Issue (the "COMMITTED AMOUNT"). Olympus' standby commitment in this Section 3.4 is conditional upon performance in full of the subscription commitments provided for in the Darch Support Agreement and the Crew Support Agreement. Olympus' obligations to pay the Committed Amount is subject to set-off of Interim Funding as provided in Section 4.4. If the Rights Issue raises more than CDN$20,000,000 (exclusive of the standby and subscription commitments being provided by Olympus and Crew) the standby and subscription commitments of Olympus and Crew shall be reduced pro rata.

                                    ARTICLE 4
                                MUTUAL COVENANTS

4.1  (deleted)

4.2  (deleted)

4.3  (deleted)

4.4  INTERIM  FINANCING.  Upon  the  request  of the  Company made in writing at
     ------------------
any time after January 7, 2002 and prior to completion of the Rights Issue, Olympus shall advance to the Company up to CDN$800,000 in the aggregate as interim funding (the "INTERIM FUNDING"). Olympus' obligations under this
Section  4.4  shall  be  conditional  upon:

          (i) Crew concurrently advancing the Company not less than an amount equal to 25% of the funds advanced by Olympus;

          (ii) Crew agreeing that all funds advanced by it as interim funding shall be set-off against its standby commitment in the Rights Issue provided for in the Crew Support Agreement; and

         (iii) the Interim Funding and interim funding provided by Crew becoming due and payable by the Company on April 1, 2002.

          Interim Funding provided by Olympus shall be satisfied and discharged, firstly, by set-off against Olympus' obligation, if any, to pay the Committed Amount; with the balance, if any, being paid by the Company to Olympus in cash.

          The interim funding provided by Olympus and Crew shall bear interest from the date of each advance until payment in full by the Company at a rate of 10% per annum, compounded semi-annually and not in advance.

4.5  VACANCIES  ON THE BOARD.  Each  of  Olympus  and the Company agree that, in
     -----------------------
the event of a casual vacancy arising on the Board, the party who appointed the departing director shall be entitled to nominate the replacement director to be appointed in his or her place.

4.6  PUBLIC  STATEMENTS.  Each  of  Olympus  and the Company agree to obtain the
     ------------------
approval of the other party prior to issuing press releases or otherwise making public statements with respect to the Conversion and in making any filings with any federal or provincial governmental or regulatory agency or with any securities exchange with respect thereto, except when the release, statement or filings is required by law, in which case it shall make reasonably commercial efforts to obtain such approval.

4.7 FURTHER  ASSURANCE.  Subject to  the  terms  and  conditions hereof, Olympus
    ------------------
and the Company agree to use their respective reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate the transactions contemplated by this Agreement and the Conversion. The Company and Olympus will use their reasonable efforts (i) to obtain all necessary consents, approvals, and authorizations as are required to be obtained under any Canadian federal or provincial laws or regulations with respect to this Agreement or the Conversion, (ii) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby or by the Conversion, and
(iii) to fulfil all conditions and satisfy all provisions of this Agreement and the Conversion.

                                    ARTICLE 5
                                   TERMINATION

5.1  TERMINATION.  This  Agreement  may  be  terminated:
     -----------

     (a)  at any time by mutual written consent of Olympus and the Company;

     (b)  (deleted);

     (c) by Olympus providing 10 business days' written notice if, in its reasonable opinion, the Company is not making commercially reasonable efforts to satisfy the conditions set forth in paragraphs ERROR! REFERENCE SOURCE NOT FOUND., (f), (g) and (h) of Section 1.2;

     (d) by the Company providing 10 business days' written notice if, in its reasonable opinion, it is not possible using commercially reasonable efforts to satisfy the conditions set forth in paragraphs (b), (c) and
          (d) of Section 1.3;

     (e) by Olympus if the shareholders of the Company and the TSE have not approved the terms of the Conversion on the terms set out in Section 1.1, the Rights Issue (to the extent it may be deemed to be a private placement) and, if necessary, the Interim Financing on the terms set out in Section 4.4, on or before January 15, 2002;

     (f) by either Olympus or the Company by written notice delivered at any time prior to the Conversion if the Company shall have entered into an Alternative Transaction;

     (g) by Olympus, if an Event of Default (as defined in the Indenture) or an event which with the giving of notice or the passage of time or both would constitute an Event of Default shall have occurred;

     (h) by Olympus if in its reasonable opinion, the Company or, as the case may be, Crew has not complied with their respective obligations provided for or contemplated in Sections 2.6, 2.7, 2.8, 2.9, 2.10, 3.4 or 4.4; or

     (i) by Olympus if an Alternative Transaction is not completed in accordance with the terms approved by Olympus pursuant to 2.4(c)(ii) or (iii).

                                    ARTICLE 6
                                  MISCELLANEOUS

6.1  AMENDMENT  OR  WAIVER.  This  Agreement  may  be  amended,  modified  or
     ---------------------
superseded, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by written instrument executed by Olympus and the Company; provided, however, that either Olympus or the Company may in its discretion waive a condition herein which is solely for its benefit without the consent of the other. No waiver of any nature, in any one or more instances, shall be deemed or construed as a further or continued waiver of any condition or any breach of any other term, representation or warranty in this Agreement.

6.2  ENTIRE  AGREEMENT.  This  Agreement  and  the  documents referred to herein
     -----------------
constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, arrangements or understandings with respect thereto.

6.3  HEADINGS.  The  descriptive  headings  are  for  convenience  of  reference
     --------
only and shall not control or affect the meaning or construction of any provisions of this Agreement.

6.4  NOTICES.  Any  notice  or  other  communication  (each  in  this section, a
     -------
"NOTICE") which is required or permitted hereunder shall be communicated confidentially, shall be in writing and shall be sufficiently given or made if delivered by hand and left with a receptionist or other responsible employee of the relevant party at the address set forth below, or sent by facsimile transmission, in each case during normal business hours on a business day addressed as follows:

To the Company:

          Asia Pacific Resources Ltd.
          Suite 615 - 800 West Pender Street
          Vancouver, British Columbia

          Canada V6C 2V6

          Attention:   Robert G. Connochie

          Facsimile:   (604) 662-3180

With a copy to:

          Fasken Martineau DuMoulin LLP
          Suite 2100
          1075 West Georgia Street
          Vancouver, British Columbia
          Canada V6E 3G2

          Attention:   R. Stuart Angus

          Facsimile:   (604) 632-4820

To Olympus:

          One Exchange Square, Suite 3406
          Suite 3406
          Hong Kong, China

          Attention:   Edan Lee

          Facsimile:   (852) 2140 0555

          -and-

          153 East 53rd, 45th Floor
          New York, New York
          USA 10022

          Attention:   Terrye Dewey

          Facsimile:   (212) 292-6644

With a copy to:

          Stikeman Elliott
          Suite 5300
          Commerce Court West
          199 Bay Street
          Toronto, Ontario
          Canada M5L 1B9

          Attention:   William A. Scott

          Facsimile:   (416) 947-0866

Each Notice sent in accordance with this section shall be deemed to have been received on the day of delivery, if delivered as aforesaid, and on the day of sending by facsimile transmission as aforesaid, or on the first business day thereafter if delivered or sent otherwise than during normal business hours of the recipient on a business day. In this Section 6.4 business day means any day other than a Saturday, Sunday or statutory or bank holiday in Toronto (Ontario), Vancouver (British

Columbia), Hong Kong (PRC) or New York (New York). Either party may change its address for Notice by giving notice to the other party pursuant to this Section 6.4.

6.5  EXPENSES.  Subject  to  Section  2.2 hereof,  each  party  will pay its own
     --------
expenses. The Company represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission, or to the reimbursement of any of its expenses, in connection with the Conversion.

6.6  ASSIGNMENT.  This  Agreement  shall  not  be  assignable  by  either  party
     ----------
without the prior written consent of the other party, except that Olympus may assign this Agreement to another entity under common control with Olympus.

6.7  TIME.  Time shall be of the essence of this Agreement.
     ----

6.8  SEVERABILITY.  If  any  term,  covenant or restriction of this Agreement is
     ------------
held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be effected, impaired or invalidated and the parties shall negotiate in good faith to modify the Agreement to preserve each party's anticipated benefits under the Agreement.

6.9  CHOICE  OF  LAW.  This  Agreement  shall  be  governed  by,  construed  and
     ---------------
interpreted in accordance with the laws of the Province of British Columbia including the federal law of Canada applicable therein. Each party hereto irrevocably submits to the non-exclusive jurisdiction of the Courts of British Columbia with respect to any matter arising hereunder or relating hereto.

6.10  INTERPRETATION.  For  purposes  of this Agreement, the terms "affiliates",
      --------------
"associates" and "subsidiary" shall have the meaning given to them by the British Columbia Company Act;

6.11 COUNTERPARTS.  This  Agreement  may  be  executed  in  any  number  of
     -------------
counterparts. An executed counterpart may be delivered by facsimile transmission as contemplated in Section 6.4. The sending party shall be deemed to have executed this Agreement at the time notice is sent. In such event, the sending party shall forthwith deliver to each other party a manually executed counterpart of this Agreement.

          IN WITNESS THEREOF the parties hereto have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized as of the date first written above.


                                            ASIA  PACIFIC  RESOURCES  LTD.


                                        BY:
                                            ------------------------------------
                                            Robert G. Connochie
                                            Chairman, President and
                                            Chief  Executive  Officer

                                        BY:
                                            ------------------------------------
                                            John  Darch
                                            Director

                                            OLYMPUS  CAPITAL  HOLDINGS
                                            ASIA I, L.P.

                                        BY: OLYMPUS CAPITAL HOLDINGS
                                            ASIA,  L.L.C., ITS GENERAL PARTNERS

                                        BY: OLYMPUS  CAPITAL  HOLDINGS  ASIA,
                                            ITS  MANAGING  MEMBER


                                            /s/  Daniel  Mintz
                                            ------------------------------------
                                            Authorized  Signatory

                                  SCHEDULE "A"

(deleted)

                                  SCHEDULE "B"

                             DARCH SUPPORT AGREEMENT




                                  CONFIDENTIAL

                                SUPPORT AGREEMENT




                            (CONFORMED TO INCORPORATE
                        AMENDMENTS THROUGH APRIL 9, 2002)




                                                   FASKEN MARTINEAU DuMOULIN LLP
                                                   Barristers and Solicitors
                                                   Suite 2100
                                                   1075 West Georgia Street
                                                   Vancouver, British Columbia
                                                   Canada  V6E 3G2

                                                   R. Stuart Angus
                                                   (604) 631-4820

THIS SUPPORT AGREEMENT entered into as of the 8th day of October, 2001

BETWEEN:

          ASIA PACIFIC RESOURCES LTD., a corporation existing under the laws of the Province of British Columbia

          (the  "Company")

          -  and  -

          JOHN DARCH, a business person having an address at Suite 400, 837 West Hastings Street, Vancouver, British Columbia

          ("Darch")

          -  and  -

          OLYMPUS CAPITAL HOLDINGS ASIA I, L.P., a limited partnership formed under the laws of the Cayman Islands

          ("Olympus")


                                    RECITALS

WHEREAS:


A. The Company has outstanding US $24,460,000 in 10% Secured Convertible Debentures, Series 1, due on October 13, 2001 (the "Convertible Debentures") issued pursuant to a trust indenture between the Company and Pacific Corporate Trust Company (the "Trustee") dated as of July 24, 1998 and amended pursuant to a first supplemental indenture dated August 6, 1998, a second supplemental indenture dated May 14, 1999 and a third supplemental indenture made as of July 17, 2000 (collectively, the "Indenture"), and Olympus Capital Holdings Asia I, L.P. ("Olympus" and, together with the balance of the holders of the Convertible Debentures, the "Debentureholders") holds US $17,560,000 of the Convertible Debentures;

B. The board of directors of the Company (the "Board") has determined that it would be in the best interests of the Company to provide for the conversion (the "Conversion") of the Convertible Debentures into common shares ("Shares") of the Company on the terms and subject to the conditions set out in the Support Agreement between the Company and Olympus dated October 8, 2001, as amended, (the "Support Agreement") as it pursues other financing and strategic partnership alternatives for the Company;

C. Pursuant to Support Agreement, Olympus has conditionally agreed to support the Conversion, with its support to be conditional upon, inter alia, the Company seeking to raise up to CDN$30,000,000 (the "Rights Issue") by way of a rights offering, the entry by Olympus and the Debentureholders into a voting agreement (the "Voting Agreement") in the form contemplated by the Support Agreement, and the entry by Darch into this Agreement; and

D. Darch has acknowledged that Olympus' support of the Conversion is of direct value to the protection of his stake in the Company.

NOW THEREFORE in consideration of the entry by Olympus into the Support Agreement, the payment of $10.00 by the Company to Darch, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:


                                    ARTICLE 1
                            COVENANTS OF THE COMPANY

1.1  CONVERSION.  The Company will make reasonable efforts to:
     ----------

     (a) effect the Conversion, subject to its exploration of strategic alternatives as described in Section 1.1(b) hereof; and

     (b) commence to explore all strategic alternatives open to the Company to promote development of the Company's potash projects or to otherwise maximize shareholder value, including without limitation the initiation, solicitation, promotion and encouragement (including by way of furnishing information or entering into any agreement, arrangement or understanding) of the initiation, directly or indirectly, of enquiries or the submission of proposals or offers from any person with respect to any one or more of the following (each, a "Transaction"): a merger, amalgamation, statutory arrangement, takeover bid, sale or joint venture of the Somboon or Udon potash properties in northern Thailand, sale of other substantial assets, issuance of shares or similar transaction involving the Company. A Transaction shall constitute an "Alternative Transaction" if it so qualifies for the purposes of the Support Agreement.

                                    ARTICLE 2
                               COVENANTS OF DARCH

2.1  DIRECTORSHIP.  Darch agrees that, until the earliest of (a) the date
     ------------
which is two years from the date hereof, (b) the effective date of any Alternative Transaction, and (c) the date that Darch, Crew Development Corporation and their respective affiliates hold less than 8% of the outstanding Shares of the Company, he shall continue to act as a director of the Company and of Asia Pacific Potash Corporation Ltd. if requested to do so by Olympus.

2.2  POTASH INVESTMENTS.  Darch agrees that,  for so long as he holds Shares
     ------------------
of the Company, neither he nor any of his associates or affiliates shall invest in any potash projects other than through the Company and its subsidiaries.

2.3  DISPOSITION OF SHARES.  Darch agrees that, following the completion of
     ---------------------
the Conversion, except pursuant to an offer or proposal made to shareholders of the Company generally, neither he nor any of his associates or affiliates shall:

     (a)  for a period of two months, sell any Shares;

     (b) for a period of 18 months, in any six month period, sell any more than one-third of the Shares he or they hold following the completion of the Rights Issue (excluding any Shares which may be acquired on the exercise of Warrants); and

     (c) for a period of 18 months, sell Shares comprising 10% or more of the outstanding Shares to any purchaser or group of purchasers acting jointly or in concert, unless the trade is effected through a stock exchange and does not constitute a pre-arranged trade to any of the foregoing.

     For the avoidance of doubt, the restrictions on transfers of Shares in this paragraph shall not affect Shares held by or for Gerald Wright or members of his family.

2.4  PARTICIPATION IN RIGHTS ISSUE.  Darch may exercise or cause the
     -----------------------------
exercise of all of the rights he or any of his affiliates or associates receives in the proposed rights issue of Units by the Company (the "RIGHTS ISSUE") other than any of such rights transferred to Crew Development Corporation ("CREW") for exercise as contemplated in Section 2.1(a) of the support agreement of even date herewith between Crew, Olympus and the Company. Darch undertakes that neither he nor his associates and affiliates will, together with Crew and its associates and affiliates, subscribe for more than CDN$5,000,000 of Units in the Rights Issue in the aggregate unless Olympus has been required to perform its CDN$5,000,000 standby commitment (as provided in the Support Agreement) in full.

2.5  VOTING SUPPORT.  Darch covenants and agrees to vote or caused to be
     --------------
voted all Shares held by him or by any of his associates or affiliates at the extraordinary general meeting of shareholders of the Company to be held pursuant to the Support Agreement (the "EGM") in favour of the resolution to continue the Company to New Brunswick and, in favour of approval of the other terms of the recapitalization of the Company, including the Conversion and, if permitted by The Toronto Stock Exchange, the Rights Issue, as set out in the management proxy circular for the EGM.

                                    ARTICLE 3
                                   TERMINATION

3.1  TERMINATION.  This Agreement shall terminate automatically upon the
     -----------
termination of the Voting Agreement.

                                    ARTICLE 4
                                  MISCELLANEOUS

4.1  AMENDMENT OR WAIVER.  This Agreement may be amended, modified or
     -------------------
superseded, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by written instrument executed by the Company, Darch and Olympus. No waiver of any nature, in any one or more instances, shall be deemed or construed as a further or continued waiver of any condition or any breach of any other term, representation or warranty in this Agreement.

4.2  ENTIRE AGREEMENT.  This Agreement and the documents referred to herein
     ----------------
constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, arrangements or understandings with respect thereto.

4.3  HEADINGS.  The descriptive headings are for convenience of reference
     --------
only and shall not control or affect the meaning or construction of any provisions of this Agreement.

4.4  NOTICES.  Any notice or other communication (each in this section, a
     -------
"Notice") which is required or permitted hereunder shall be communicated confidentially, shall be in writing and shall be sufficiently given or made if delivered by hand and left with a receptionist or other responsible employee of the relevant party at the address set forth below, or sent by facsimile transmission, in each case during normal business hours on a business day addressed as follows:


To the Company:

          Asia Pacific Resources Ltd.
          Suite 615 - 800 West Pender Street
          Vancouver, British Columbia
          Canada V6C 2V6

          Attention:   Robert G. Connochie

          Facsimile:   (604) 662-3180

With a copy to:

          Fasken Martineau DuMoulin LLP
          Suite 2100

          1075 West Georgia Street
          Vancouver, British Columbia
          Canada V6E 3G2

          Attention:   R. Stuart Angus

          Facsimile:   (604) 632-4820

To Darch:

          Suite 400
          837 West Hastings Street
          Vancouver, British Columbia
          Canada V6C 3N6

          Facsimile:   (604) 682-0566

To Olympus:

          One Exchange Square, Suite 3406
          Suite 3406
          Hong Kong, China

          Attention:   Edan Lee

          Facsimile:   (852) 2140 0555

          -and-

          153 East 53rd, 45th Floor
          New York, New York
          USA 10022

          Attention:   Terrye Dewey

          Facsimile:   (212) 292-6644

With a copy to:

          Stikeman Elliott
          Suite 5300
          Commerce Court West
          199 Bay Street
          Toronto, Ontario
          Canada M5L 1B9

          Attention:   William A. Scott

          Facsimile:   (416) 947-0866

Each Notice sent in accordance with this section shall be deemed to have been received on the day of delivery, if delivered as aforesaid, and on the day of sending by facsimile transmission as aforesaid, or on the first business day thereafter if delivered or sent otherwise than during normal business hours of the recipient on a business day. In this Section 4.4 business day means any day other than a Saturday, Sunday or statutory or bank holiday in Toronto (Ontario), Vancouver (British Columbia), Hong Kong (PRC) or New York (New York). Either party may change its address for Notice by giving notice to the other party pursuant to this Section 4.4.

4.5  EXPENSES.  Each party will pay its own expenses.
     --------

4.6  ASSIGNMENT.  This Agreement shall not be assignable by any party without
     ----------
the prior written consent of the other parties, except that Olympus may assign this Agreement to another entity under common control with Olympus.

4.7  TIME.  Time shall be of the essence of this Agreement.
     ----

4.8  SEVERABILITY.  If any term, covenant or restriction of this Agreement is
     ------------
held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be effected, impaired or invalidated and the parties shall negotiate in good faith to modify the Agreement to preserve each party's anticipated benefits under the Agreement.

4.9  CHOICE OF LAW.  This Agreement shall be governed by, construed and
     -------------
interpreted in accordance with the laws of the Province of British Columbia including the federal law of Canada applicable therein. Each party hereto irrevocably submits to the non-exclusive jurisdiction of the Courts of British Columbia with respect to any matter arising hereunder or relating hereto.

4.10 INTERPRETATION.  For purposes of this Agreement, the terms "associate",
     --------------
"affiliate" and "subsidiary" shall have the meanings given to them by the British Columbia Company Act;

4.11 COUNTERPARTS.  This Agreement may be executed in any number of
     -------------
counterparts. An executed counterpart may be delivered by facsimile transmission as contemplated in Section 4.4. The sending party shall be deemed to have executed this Agreement at the time notice is sent. In such event, the sending party shall forthwith deliver to each other party a manually executed counterpart of this Agreement.

          IN WITNESS THEREOF the parties hereto have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized as of the date first written above.


                                            ASIA  PACIFIC  RESOURCES  LTD.


                                        BY:
                                            ------------------------------------
                                            Robert G. Connochie
                                            Chairman, President and
                                            Chief  Executive  Officer

                                        BY:
                                            ------------------------------------
                                            John  Darch
                                            Director


                                            ------------------------------------
                                            John  Darch



                                            OLYMPUS  CAPITAL  HOLDINGS
                                            ASIA I, L.P.

                                        BY: OLYMPUS CAPITAL HOLDINGS
                                            ASIA,  L.L.C., ITS GENERAL PARTNERS

                                        BY: OLYMPUS  CAPITAL  HOLDINGS  ASIA,
                                            ITS  MANAGING  MEMBER


                                            /s/  Daniel  Mintz
                                            ------------------------------------
                                            Authorized  Signatory

                                  SCHEDULE "C"
                 CREW DEVELOPMENT CORPORATION SUPPORT AGREEMENT




                                  CONFIDENTIAL

                                SUPPORT AGREEMENT




                            (CONFORMED TO INCORPORATE
                        AMENDMENTS THROUGH APRIL 9, 2002)




                                                   FASKEN MARTINEAU DuMOULIN LLP
                                                   Barristers and Solicitors
                                                   Suite 2100
                                                   1075 West Georgia Street
                                                   Vancouver, British Columbia
                                                   Canada  V6E 3G2

                                                   R. Stuart Angus
                                                   (604) 631-4820

THIS SUPPORT AGREEMENT entered into as of the 8th day of October, 2001

BETWEEN:

          ASIA PACIFIC RESOURCES LTD., a corporation existing under the laws of the Province of British Columbia

          (the  "Company")

          -  and  -

          CREW DEVELOPMENT CORPORATION, a corporation existing under the laws of British Columbia

          ("Crew")

          -  and  -

          OLYMPUS CAPITAL HOLDINGS ASIA I, L.P., a limited partnership formed under the laws of the Cayman Islands

          ("Olympus")


                                    RECITALS

WHEREAS:

A.        The Company has outstanding US $24,460,000 in 10% Secured
Convertible Debentures, Series 1, due on October 13, 2001 (the "Convertible Debentures") issued pursuant to a trust indenture between the Company and Pacific Corporate Trust Company (the "Trustee") dated as of July 24, 1998 and amended pursuant to a first supplemental indenture dated August 6, 1998, a second supplemental indenture dated May 14, 1999 and a third supplemental indenture made as of July 17, 2000 (collectively, the "Indenture"), and Olympus Capital Holdings Asia I, L.P. ("Olympus" and, together with the balance of the holders of the Convertible Debentures, the "Debentureholders") holds US $17,560,000 of the Convertible Debentures;

B. The board of directors of the Company (the "Board") has determined that it would be in the best interests of the Company to provide for the conversion (the "Conversion") of the Convertible Debentures into common shares ("Shares") of the Company on the terms and subject to the conditions set out in the support agreement between the Company and Olympus dated October 8, 2001, as amended (the "Support Agreement") as it pursues other financing and strategic partnership alternatives for the Company;

C. Pursuant to the Support Agreement, Olympus has conditionally agreed to support the Conversion, with its support to be conditional upon, inter alia, the Company seeking to raise up to CDN$30,000,000 (the "Rights Issue") by way of a rights offering, the entry by Olympus and the Debentureholders into a voting agreement (the "Voting Agreement") in the form contemplated by the Support Agreement, and the entry by Crew into this Agreement; and

D. Crew has acknowledged that Olympus' support of the Conversion is of direct value to the protection of its stake in the Company.

NOW THEREFORE in consideration of the entry by Olympus into the Support Agreement, the payment of $10.00 by the Company to Crew, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:


                                    ARTICLE 1
                            COVENANTS OF THE COMPANY

1.1  CONVERSION.  The Company will make reasonable efforts to:
     ----------

     (a) effect the Conversion, subject to its exploration of strategic alternatives as described in Section 1.1(b) hereof; and

     (b) commence to explore all strategic alternatives open to the Company to promote development of the Company's potash projects or to otherwise maximize shareholder value, including without limitation the initiation, solicitation, promotion and encouragement (including by way of furnishing information or entering into any agreement, arrangement or understanding) of the initiation, directly or indirectly, of enquiries or the submission of proposals or offers from any person with respect to any one or more of the following (each, a "Transaction"): a merger, amalgamation, statutory arrangement, takeover bid, sale or joint venture of the Somboon or Udon potash properties in northern Thailand, sale of other substantial assets, issuance of shares or similar transaction involving the Company. A Transaction shall constitute an "Alternative Transaction" if it so qualifies for the purposes of the Support Agreement.

                                    ARTICLE 2
                                COVENANTS OF CREW

2.1  RIGHTS ISSUE.  Crew agrees that it shall participate in the Rights Issue
     ------------
provided that:

     (a) Crew shall exercise or cause the exercise of all rights (including any oversubscription privileges) it or any of its affiliates or associates receive in the proposed Rights Issue, any rights transferred to it by

          John Darch and his affiliates and associates and, if The Toronto Stock Exchange deems the Rights Issue to be a private placement and consequently limits Crew's ability to exercise any oversubscription or similar privileges, Crew shall acquire in the market and exercise rights, sufficient to subscribe for an aggregate amount of CDN$5,000,000 of Units in the Rights Issue provided that Crew's
                                                     --------
          commitment to subscribe for Units in the Rights Issue pursuant to this
          Section 2.1(a) shall be reduced, on a dollar-for-dollar basis, by an amount equal to the amount, if any, by which Olympus' CDN$5,000,000 standby commitment under the Support Agreement is not required to be performed due to subscriptions in the Rights Issue by persons other than Olympus, Crew, John Darch and their respective associates and affiliates. In addition, Crew undertakes that neither it nor its associates or affiliates will, together with John Darch and his associates and affiliates, subscribe for more than CDN$5,000,000 of Units in the aggregate unless Olympus has been required to perform its CDN$5,000,000 standby commitment in full.

     (b) Crew shall satisfy a portion of its obligations under Section 2.1(a) hereof by setting-off any Interim Funding (as defined in Section 2.3) it may have provided to the Company against the subscription price payable upon its exercise of rights in the Rights Issue.

     (c)  (deleted)

     (d)  (deleted); and

     (e) if the Support Agreement is terminated for any reason, Crew's obligations under this Section 2.1 shall also terminate.

2.2  (deleted)

2.3  INTERIM FUNDING.  Upon the request in writing of the Company at any time
     ---------------
after January 7, 2002 and prior to completion of the Rights Issue, Crew shall advance to the Company up to CDN$200,000 in the aggregate as interim funding (the "INTERIM FUNDING"). Crew's obligations under this Section 2.3 shall be conditional upon

          (i) Olympus concurrently advancing to the Company not less than an amount, not to exceed CDN$800,000 in total, equal to 400% of the funds advanced by Crew pursuant to this Section 2.3;

          (ii) the Interim Funding and interim funding provided by Olympus becoming due and payable by the Company on February 28, 2002 and bearing interest at the rate of 10% per annum, compounded semi-annually not in advance.

               Interim Funding provided by Crew shall be satisfied and discharged, firstly, by setting off such amount against Crew's subscription obligation in the Rights Issue as contemplated in Sections 2.01(a) and 2.01(b) of this Agreement with the balance, if any, being paid by the Company to Crew in cash.

2.4  POTASH INVESTMENTS.  Crew agrees that, for so long as it holds Shares of
     ------------------
the Company, neither it nor any of its associates or subsidiaries shall invest in any potash projects other than the Company and its subsidiaries.

2.5  (deleted)

2.6  DISPOSITION OF SHARES.  Crew agrees that, following the completion of
     ---------------------
the Conversion, except pursuant to an offer or proposal made to the shareholders of the Company generally, neither it nor any of its associates or affiliates shall:

     (a)  for a period of two months, sell any Shares;

     (b) for a period of 18 months, in any six month period, sell any more than one-third of the Shares it or they hold following the completion of the Rights Issue (excluding any Shares which may be acquired on the exercise of Warrants); and

     (c) for a period of 18 months, sell Shares comprising 10% or more of the outstanding Shares to any purchaser or group of purchasers acting jointly or in concert, unless the trade is effected through a stock exchange and does not constitute a pre-arranged trade to any of the foregoing.

2.7  VOTING SUPPORT.  Crew covenants and agrees to vote, or cause to be
     --------------
voted, all Shares held by it or by its affiliates or associates at the extraordinary general meeting of shareholders of the Company to be held pursuant to this Agreement and the Support Agreement (the "EGM") in favour of the resolution to continue the Company to New Brunswick and in favour of approval of the terms of the recapitalization of the Company, including the Conversion and, if Crew is permitted to do so by The Toronto Stock Exchange, the Rights Issue, as set out in the management proxy circular for the EGM.

2.8  REPRESENTATION.  Crew represents and warrants to the Company and Olympus
     --------------
that:

          (i) the only regulatory restriction which may be imposed on its ability to participate in the Rights Issue pursuant to Section 2.1(a) relates to its ability to participate in any oversubscription or similar privilege if the Rights Issue is deemed to be a private placement by The Toronto Stock Exchange, in which circumstances it will purchase rights in the market and exercise them in order to ensure that the aggregate subscriptions on the exercise of rights by it and its associates and affiliates provided for under
               Section 2.1(a) are not less than CDN$5,000,000 in the aggregate; and

          (ii) except as set out in paragraph (i) of this Section 2.8, there are no other restrictions or limitations, regulatory or otherwise, which will prevent or limit Crew's ability to perform its obligations under Section 2.1(a).



                                    ARTICLE 3
                              COVENANTS OF OLYMPUS

3.1  (deleted)

                                    ARTICLE 4
                                   TERMINATION

4.1  TERMINATION.  This Agreement shall terminate automatically upon the
     -----------
termination of the Voting Agreement.

                                    ARTICLE 5
                                  MISCELLANEOUS

5.1  AMENDMENT OR WAIVER.  This Agreement may be amended, modified or
     -------------------
superseded, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by written instrument executed by Crew, the Company and Olympus. No waiver of any nature, in any one or more instances, shall be deemed or construed as a further or continued waiver of any condition or any breach of any other term, representation or warranty in this Agreement.

5.2  ENTIRE AGREEMENT.  This Agreement and the documents referred to herein
     ----------------
constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, arrangements or understandings with respect thereto.

5.3  HEADINGS.  The descriptive headings are for convenience of reference
     --------
only and shall not control or affect the meaning or construction of any provisions of this Agreement.

5.4  NOTICES.  Any notice or other communication (each in this section, a
     -------
"Notice") which is required or permitted hereunder shall be communicated confidentially, shall be in writing and shall be sufficiently given or made if delivered by hand and left with a receptionist or other responsible employee of the relevant party at the address set forth below, or sent by facsimile transmission, in each case during normal business hours on a business day addressed as follows:

To the Company:

          Asia Pacific Resources Ltd.
          Suite 615 - 800 West Pender Street
          Vancouver, British Columbia
          Canada  V6C 2V6

          Attention:   Robert G. Connochie

          Facsimile:   (604) 662-3180

With a copy to:

          Fasken Martineau DuMoulin LLP
          Suite 2100
          1075 West Georgia Street
          Vancouver, British Columbia
          Canada  V6E 3G2

          Attention:   R. Stuart Angus

          Facsimile:   (604) 632-4820

To Crew:

          Crew Development Corporation
          Suite 400
          837 West Hastings Street
          Vancouver, British Columbia
          Canada  V6C 3N6

          Facsimile:   (604) 682-0566

To Olympus:

          One Exchange Square, Suite 3406
          Suite 3406
          Hong Kong, China

          Attention:   Edan Lee

          Facsimile:   (852) 2140 0555

          -and-

          153 East 53rd, 45th Floor
          New York, New York
          USA  10022

          Attention:   Terrye Dewey

          Facsimile:   (212) 292-6644

With a copy to:

          Stikeman Elliott
          Suite 5300
          Commerce Court West
          199 Bay Street
          Toronto, Ontario
          Canada  M5L 1B9

          Attention:   William A. Scott

          Facsimile:   (416) 947-0866

Each Notice sent in accordance with this section shall be deemed to have been received on the day of delivery, if delivered as aforesaid, and on the day of sending by facsimile transmission as aforesaid, or on the first business day thereafter if delivered or sent otherwise than during normal business hours of the recipient on a business day. In this Section 5.4 business day means any day other than a Saturday, Sunday or statutory or bank holiday in Toronto (Ontario), Vancouver (British Columbia), Hong Kong (PRC) or New York (New York). Either party may change its address for Notice by giving notice to the other party pursuant to this Section 5.4.

5.5  EXPENSES.  Each party will pay its own expenses.
     --------

5.6  ASSIGNMENT.  This Agreement shall not be assignable by any party without
     ----------
the prior written consent of the other parties, except that Olympus may assign this Agreement to another entity under common control with Olympus.

5.7  TIME.  Time shall be of the essence of this Agreement.
     ----

5.8  SEVERABILITY.  If any term, covenant or restriction of this Agreement is
     ------------
held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be effected, impaired or invalidated and the parties shall negotiate in good faith to modify the Agreement to preserve each party's anticipated benefits under the Agreement.

5.9  CHOICE OF LAW.  This Agreement shall be governed by, construed and
     -------------
interpreted in accordance with the laws of the Province of British Columbia including the federal law of Canada applicable therein. Each party hereto irrevocably submits to the non-exclusive jurisdiction of the Courts of British Columbia with respect to any matter arising hereunder or relating hereto.

5.10 INTERPRETATION.  For purposes of this Agreement, the terms "associate",
     --------------
"affiliate" and "subsidiary" shall have the meanings given to them by the British Columbia Company Act;

5.11 COUNTERPARTS.  This Agreement may be executed in any number of
     ------------
counterparts. An executed counterpart may be delivered by facsimile transmission as contemplated in Section 5.4. The sending party shall be deemed to have executed this Agreement at the time notice is sent. In such event, the sending party shall forthwith deliver to each other party a manually executed counterpart of this Agreement.

          IN WITNESS THEREOF the parties hereto have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized as of the date first written above.


                                            ASIA  PACIFIC  RESOURCES  LTD.


                                        BY:
                                            ------------------------------------
                                            Robert G. Connochie
                                            Chairman, President and
                                            Chief  Executive  Officer

                                        BY:
                                            ------------------------------------
                                            John  Darch
                                            Director

                                            CREW DEVELOPMENT
                                            CORPORATION

                                            Per:
                                                --------------------------------
                                                Authorized  Signatory

                                            OLYMPUS  CAPITAL  HOLDINGS
                                            ASIA I, L.P.

                                        BY: OLYMPUS CAPITAL HOLDINGS
                                            ASIA,  L.L.C., ITS GENERAL PARTNERS

                                        BY: OLYMPUS  CAPITAL  HOLDINGS  ASIA,
                                            ITS  MANAGING  MEMBER


                                            /s/  Daniel  Mintz
                                            ------------------------------------
                                            Authorized  Signatory

                                  SCHEDULE "D"

(see Exhibit 2 to Schedule 13D)

                                  SCHEDULE "E"

(deleted)